EXHIBIT 10.1

DEBT FOR SHARES AGREEMENT

This agreement is made and entered into as of December 9, 2014, by and between Roadships Holdings Inc., a Delaware corporation (the "Company"), and Micheal Nugent ("Shareholder");

WHEREAS,

A. The Company issued 39,312 shares of Series B Preferred Stock (the “Series B Shares”) to Shareholder on March 12, 2013, in exchange for the agreement by Shareholder to retire $98,281.00 USD owed to him by the Company;

B. The Company wishes to cancel all issued Series B Shares;

C. the Shareholder is willing to surrender the Series B Shares to the Company for cancellation in exchange for a promissory note for $98,281.00 USD in the form attached hereto as Exhibit A (the “Note”);

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this agreement (collectively "parties" and individually a "party") agree as follows:

1. The Company agrees to issue the Note to the Shareholder and the Shareholder agrees to surrender the Series B Shares to the Company for cancellation in accordance with the terms and subject to the conditions of this Agreement.

2. Shareholder may surrender all, but not less than all, the Series B Shares to the Company at any time prior to December 31, 2014, by delivering the Notice of Surrender for Cancellation attached hereto as Exhibit B to the registered office of the Company (or as the Company may direct in writing), along with all certificates representing the Series B Shares, duly endorsed for transfer. The Company shall accept the Series B Shares surrendered in accordance with this paragraph, but shall not have any obligation under this Agreement to accept any Series B Shares surrendered after December 31, 2014.

3. Upon surrender by Shareholder and acceptance by the Company of all the Series B Shares, the Company shall promptly issue the Note to Shareholder.

4. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Delaware. The language and all parts of this agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

5. This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this agreement, and the parties further acknowledge that they have not executed this agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this agreement.

6. The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this agreement.

7. For the convenience of the parties to this agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this agreement signed by any party shall be fully enforceable against that party.

8. Should any provision of this agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this agreement.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

ROADSHIPS HOLDINGS INC.

By:	/s/ Patrick Greene
Patrick Greene
Vice-President

By:	/s/ Micheal Nugent
MICHEAL NUGENT

1

EXHIBIT A

PROMISSORY NOTE

PRINCIPAL SUM: $98,281.00 USD	INTEREST RATE: 5%

FOR VALUE RECEIVED from Micheal Nugent (the "Payee"), Roadships Holdings Inc. (the "Payor") hereby acknowledges itself indebted and promises pay on December 31, 2015 (the "Redemption Date"), to or to the order of the Payee the sum of $98,281.00 in lawful money of the United States of America (the “Principal”) upon presentation and surrender of this Promissory Note to Payee, and to pay interest thereon, calculated annually from the date hereof at a rate equal to FIVE PER CENT payable in like money at the same place on the Redemption Date.

1. Expenses

The Payor agrees to pay to the Payee forthwith on demand all costs, charges and expenses, including all legal fees (on a solicitor and own client basis), incurred by the Payee in connection with the preparation and registration of this Promissory Note, or notice hereof, and the recovery or enforcement of payment of any moneys owing hereunder whether by realization of the Security or otherwise. All such sums shall be secured hereby and shall be added to the principal hereof and bear interest at the rate hereinbefore provided for.

2. Prepayment

Payor may, at any time prepay the amount outstanding hereunder without penalty.

3. Non-Negotiability

This Promissory Note is not a negotiable instrument and is not transferable or assignable without the consent of Payor.

4. Waiver

No consent or waiver by the Payee shall be effective unless made in writing and signed by an authorized officer of the Payee.

5. Notice

Any demand, notice or other communication in connection with this Promissory Note shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee, mailed by registered mail or sent by telefacsimile or other direct written electronic means, charges prepaid, at or to the address or addresses, telex or telefacsimile number or numbers as either Payor or the Payee may from time to time designate to the other party in such manner.

Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a business day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of delivery. Any communication mailed as aforesaid shall be deemed to have been validly and effectively given on the fifth business day following the date of mailing provided that, in the event of an interruption in postal services before such fifth business day, such communication shall be given by one of the other means. Any communication which is transmitted by telefacsimile or other direct written electronic means as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a business day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of transmission.

6. Governing Law

This Promissory Note shall be interpreted in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF Payor has duly executed this Promissory Note this 9th day of December, 2014.

ROADSHIPS HOLDINGS INC.

per:	/s/ Patrick Greene
Patrick Greene
Vice-President